Exhibit 8.3

		New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

September 21, 2020

Re:	Registration Statement on Form F-1

Building E, Xiaomi Science and Technology Park, No. 33 Xierqi Middle Road,

Haidian District

Beijing, 100085, the People’s Republic of China

Dear Ladies and Gentlemen:

We are acting as United States counsel to Kingsoft Cloud Holdings Limited, a company incorporated in the Cayman Islands (the “Company”), in connection with the preparation of the Registration Statement on Form F-1 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus has been filed in connection with the Company’s offering of its American depositary shares (“ADSs”) representing the Company’s ordinary shares, par value $0.001 per share.

We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of our opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in ADSs is set forth in full under the caption “Taxation—Material U.S. Federal Income Tax Considerations” in the Prospectus.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Taxations—Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus and to the filing, as an exhibit to the Registration Statement, of this letter.

In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP